Exhibit 4.1

FLINT HILLS RESOURCES HOUSTON CHEMICAL, LLC

and

FHR HOUSTON CHEMICAL FINANCE CORP.

6.25% Senior Notes due 2020

FIRST SUPPLEMENTAL INDENTURE

Dated as of July 16, 2014

WELLS FARGO BANK, NATIONAL ASSOCIATION,

as Trustee

This FIRST SUPPLEMENTAL INDENTURE, dated as of July 16, 2014, is among Flint Hills Resources Houston Chemical, LLC (formerly known as PL Propylene LLC), a Delaware limited liability company (“FHRHC” and, prior to the GP Merger (as defined below), “PL Propylene”), FHR Houston Chemical Finance Corp. (formerly known as PetroLogistics Finance Corp.), a Delaware corporation (“Finance Corp.”), and Wells Fargo Bank, National Association, a national banking association, as Trustee.

RECITALS

WHEREAS, PetroLogistics LP, a Delaware limited partnership and predecessor to FHRHC (“PetroLogistics”), and Finance Corp. (then known as PetroLogistics Finance Corp.), as Issuers, FHRHC (then known as PL Propylene LLC), as Guarantor, and the Trustee entered into an Indenture, dated as of March 28, 2013 (the “Indenture”), pursuant to which PetroLogistics and Finance Corp. issued $365,000,000 in principal amount of their 6.25% Senior Notes due 2020 (the “Notes”);

WHEREAS, pursuant to an internal restructuring, the following transactions were consummated sequentially:  (a) the merger (the “MLP Merger”) of PetroLogistics with and into PL Propylene, pursuant to the Merger Agreement, dated as of July 16, 2014, by and between PetroLogistics and PL Propylene, and (b) the merger (the “GP Merger”) of PetroLogistics GP LLC, a Delaware general partnership and the general partner of PetroLogistics (“General Partner”), with and into PL Propylene pursuant to the Merger Agreement, dated as of July 16, 2014, by and between General Partner and PL Propylene;

WHEREAS, in connection with the MLP Merger and GP Merger, PL Propylene changed its name from “PL Propylene LLC” to “Flint Hills Resources Houston Chemical, LLC”;

WHEREAS, in connection with the MLP Merger and GP Merger, Finance Corp. changed its name from “PetroLogistics Finance Corp.” to “FHR Houston Chemical Finance Corp.”;

WHEREAS, in connection with the MLP Merger and GP Merger and pursuant to Section 5.01(b) of the Indenture, FHRHC is required to execute and deliver a supplemental indenture to the Trustee to assume the obligations of PetroLogistics under the Notes and the Indenture;

WHEREAS, FHRHC and Finance Corp. desire to execute this First Supplemental Indenture implementing the amendments to the Indenture contemplated hereby and have requested the Trustee to execute this First Supplemental Indenture pursuant to Section 9.01 of the Indenture;

WHEREAS, pursuant to Section 9.01 of the Indenture, FHRHC, Finance Corp. and the Trustee are permitted to execute and deliver this First Supplemental Indenture without the consent of the Holders;

WHEREAS, it is provided in the Indenture that a supplemental indenture becomes effective in accordance with its terms and thereafter binds every Holder; and

WHEREAS, all acts and things prescribed by the Indenture, by law and by the Certificate of Incorporation and the Bylaws (or comparable constituent documents) of FHRHC and Finance

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Corp. and of the Trustee necessary to make this First Supplemental Indenture a valid instrument legally binding on FHRHC, Finance Corp. and the Trustee, in accordance with its terms, have been duly done and performed;

NOW, THEREFORE, to comply with the provisions of the Indenture and in consideration of the above premises, FHRHC, Finance Corp. and the Trustee covenant and agree for the equal and proportionate benefit of the respective Holders of the Notes as follows:

ARTICLE 1

Section 1.01                             Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

ARTICLE 2

Section 2.01                             This First Supplemental Indenture is supplemental to the Indenture and does and shall be deemed to form a part of, and shall be construed in connection with and as part of, the Indenture for any and all purposes.

Section 2.02                             This First Supplemental Indenture shall become effective immediately upon its execution and delivery by FHRHC, Finance Corp. and the Trustee.

ARTICLE 3

Section 3.01                             Pursuant to Section 5.01(b) of the Indenture, FHRHC hereby assumes all of the obligations of PetroLogistics and the General Partner under the Indenture and the Notes and FHRHC shall, for all purposes under the Indenture and the Notes, be substituted for PetroLogistics in its capacity as an Issuer, and the General Partner, as General Partner (excluding Section 11.07 of the Indenture and Section 14 of the Notes), with the same effect as if it had been named in the Indenture as the Issuer or the General Partner, as applicable.  PetroLogistics shall be relieved of any obligations under the Indenture and the Notes as an original Issuer of the Notes, General Partner shall be relieved of any obligations under the Indenture as General Partner, and FHRHC shall be relieved of any obligations under the Indenture and the Notes as a Guarantor.

Section 3.02                             References in the Indenture and the Notes to the Company or General Partner (excluding references to the General Partner in Section 11.07 of the Indenture and Section 14 of the Notes) shall be to FHRHC, and references in the Indenture and the Notes to the Issuers shall be to FHRHC and Finance Corp.

Section 3.03                             Reference in the Indenture and the Notes to Finance Corp. shall be to FHR Houston Chemical Finance Corp.

ARTICLE 4

Section 4.01                             Except as specifically modified herein, the Indenture and the Notes are in all respects ratified and confirmed (mutatis mutandis) and shall remain in full force and effect in accordance with their terms.

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Section 4.02                             No past, present or future director, officer, employee, incorporator, member, stockholder or agent of FHRHC or Finance Corp. shall have any liability for any obligations of the FHRHC or Finance Corp. under this First Supplemental Indenture, or for any claim based on, in respect of, or by reason of, such obligations or their creation.

Section 4.03                             All agreements of FHRHC and Finance Corp. in this First Supplemental Indenture, the Indenture, the Notes and any Subsidiary Guarantee shall bind their respective successors.  All agreements of the Trustee in this First Supplemental Indenture and in the Indenture shall bind its successor.

Section 4.04                             Except as otherwise expressly provided herein, no duties, responsibilities or liabilities are assumed, or shall be construed to be assumed, by the Trustee by reason of this First Supplemental Indenture.  This First Supplemental Indenture is executed and accepted by the Trustee subject to all the terms and conditions set forth in the Indenture with the same force and effect as if those terms and conditions were repeated at length herein and made applicable to the Trustee with respect hereto.

Section 4.05                             THIS FIRST SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

Section 4.06                             In case one or more of the provisions in this First Supplemental Indenture, in the Indenture, in the Notes or in any Subsidiary Guarantee shall be held invalid, illegal or unenforceable, in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions shall not in any way be affected or impaired thereby, it being intended that all of the provisions hereof shall be enforceable to the full extent permitted by law.

Section 4.07                             The headings herein are inserted for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this First Supplemental Indenture.

Section 4.08                             The parties may sign any number of copies of this First Supplemental Indenture. Each signed copy shall be an original, but all of such executed copies together shall represent the same agreement.

[NEXT PAGE IS SIGNATURE PAGE]

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IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental Indenture to be duly executed, all as of the date first written above.

ISSUERS:

FLINT HILLS RESOURCES HOUSTON CHEMICAL, LLC

By	/s/ Raffaele G. Fazio
Name:	Raffaele G. Fazio
Title:	President

FHR HOUSTON CHEMICAL FINANCE CORP.

By	/s/ Raffaele G. Fazio
Name:	Raffaele G. Fazio
Title:	President

SIGNATURE PAGE TO FIRST SUPPLEMENTAL INDENTURE

TRUSTEE:

WELLS FARGO BANK, NATIONAL ASSOCIATION, AS TRUSTEE

By:	/s/ Patrick Giordano
Name: Patrick Giordano
Title: Vice President

SIGNATURE PAGE TO FIRST SUPPLEMENTAL INDENTURE